UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

Millennium India Acquisition Company Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32931	20-4531310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 East 38th Street, Suite 46C New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 681-6763

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On July 25, 2006, the initial public offering (“IPO”) of 7,250,000 Units (“Units”) of Millennium India Acquisition Company Inc. (the “Company”) was consummated. Each Unit consists of one share of Common Stock, $0.0001 par value per share (“Common Stock”), and one Warrant (“Warrant”), each to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $58,000,000.

Prior to the commencement of the IPO, the Company consummated a private placement (the “Private Placement”) of 2,250,000 warrants (the “Private Placement Warrants”) to certain of its officers, directors, special advisors and their affiliates and other non-affiliates, generating gross proceeds of $2,250,000. The Private Placement Warrants were sold at $1.00 per warrant on the same terms as the Warrants contained in the IPO, except that the Private Placement Warrants may not be sold, assigned or transferred until after the Company consummates a merger, capital stock exchange, asset acquisition or other similar business combination and can be exercised on a cashless basis. Investors in the Private Placement also do not have any right to any liquidation distributions with respect to the shares of Common Stock underlying the Private Placement Warrants in the event the Company fails to consummate a business combination.

Upon closing of the IPO and the Private Placement, $56,662,500 (or $7.82 per share), was placed in trust. Audited financial statements as of July 25, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the consummation of the IPO is attached hereto as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 99.1 Audited Financial Statements

Exhibit 99.2 Press Release issued by Millennium India Acquisition Company Inc., dated July 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2006

Millennium India Acquisition Company Inc.

By:	/s/ F. Jacob Cherian
F. Jacob Cherian
President and Chief Executive Officer